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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23313) pertaining to the Canmax Inc. Stock Option Plan and the Registration Statement (Form S-3 No. 333-33523) pertaining to 863,364 shares of Canmax, Inc. common stock, of our report dated January 20, 1999, with respect to the consolidated financial statements of Canmax Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1998.


                                       /s/ King Griffin & Adamson P.C.

                                       King Griffin & Adamson P.C.


Dallas, Texas
January 29, 1999